Report Name - 10F-3

Fund - Sal Bros All Cap Value Fund

                                Period : 01/01/05 through 06/30/05


                                    ID : 430
                           Issuer Name : Lazard Ltd.
                            Trade Date : 05/04/05
                        Selling Dealer : Goldman Sachs
                Total Shares Purchased : 800.00
                        Purchase Price : 25.00
                    % Received by Fund : 0.002%
                        % of Issue (1) : 1.463%
        Other Participant Accounts (2) :         499,200.00
                      Issue Amount (2) :      34,180,000.00
          Total Received All Funds (2) :         500,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Lazard Ltd.
                            Trade Date :        05/04/05
                 Joint/Lead Manager(s) : Goldman Sachs & Co
                         Co-Manager(s) : Citigroup
                                         Credit Suisse First Boston Corp
                                         JP Morgan Securities
                                         Lazard LLC
                                         Merrill Lynch & Co
                                         Morgan Stanley
                         Selling Group : AG Edwards & Sons Inc
                                         Allen & Co
                                         Blaylock & Partners
                                         BNY Capital Markets
                                         Brean Murray & Co Inc
                                         CE Unterberg Towbin
                                         Dominick & Dominick
                                         Guzman & Co
                                         Janney Montgomery Scott
                                         Jefferies & Co
                                         Legg Mason Wood Walker
                                         Putnam Lovell NBF Securities Inc
                                         Raymond James & Associates Inc
                                         Ryan Beck & Co
                                         Sandler O'Neill & Partners
                                         SG Cowen Securities Corp
                                         Stifel Nicolaus & Co Inc
                                         Utendahl Capital Partners LP
                                         Wells Fargo Securities
                                         Williams Capital Group LP